As filed with the Securities and Exchange Commission on March 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mister Car Wash, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-1393909
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

222 E. 5th Street

Tucson, Arizona 85705

(520) 615-4000

(Address of principal executive offices) (Zip code)

MISTER CAR WASH, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Jedidiah Gold

Chief Financial Officer

Mister Car Wash, Inc.

222 E. 5th Street

Tucson, Arizona 85705

(520) 615-4000

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

With copies to:

Howard Sobel

Gregory P. Rodgers

Benjamin J. Cohen

Drew Capurro

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,033,734 shares of Mister Car Wash, Inc.’s (the “Registrant”) common stock to be issued pursuant to the Mister Car Wash, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-257401), filed with the Securities and Exchange Commission, relating to the 2021 ESPP, are incorporated herein by reference.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Mister Car Wash, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40542) filed on June 1, 2022)

4.2	Amended and Restated Bylaws of Mister Car Wash, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40542) filed on July 2, 2021)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Mister Car Wash, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-256697) filed on June 17, 2021)

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on March 3, 2023.

MISTER CAR WASH, INC.

By:	/s/ John Lai
John Lai
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John Lai and Jedidiah Gold, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Lai	President, Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2023
John Lai

/s/ Jedidiah Gold	Chief Financial Officer	March 3, 2023
Jedidiah Gold	(Principal Financial Officer and Principal Accounting Officer)

/s/ John Danhakl	Director	March 3, 2023
John Danhakl

/s/ J. Kristofer Galashan	Director	March 3, 2023
J. Kristofer Galashan

/s/ Ronald Kirk	Director	March 3, 2023
Ronald Kirk

/s/ Dorvin Lively	Director	March 3, 2023
Dorvin Lively

/s/ Veronica Rogers	Director	March 3, 2023
Veronica Rogers

/s/ Jonathan Seiffer	Director	March 3, 2023
Jonathan Seiffer

/s/ Jeffrey Suer	Director	March 3, 2023
Jeffrey Suer

/s/ Jodi Taylor	Director	March 3, 2023
Jodi Taylor